SCHEDULE II
                   INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-PITTWAY CORP DEL

 GABELLI FUNDS, INC.

 THE GABELLI SMALL CAP GROWTH FUND

                6/30/95            5,700            44.1579


 GAMCO INVESTORS, INC.

                7/13/95           22,500-             *DO
                7/06/95            3,000-             *DO
                6/28/95            1,000-           42.1250
                6/27/95            1,000-           42.0000
                6/26/95              500-           42.0000
                6/20/95              500-           42.6750
                6/20/95              500-             *DO
                6/01/95              100-           45.0000
                5/23/95            1,500            46.5000
                5/18/95              500-           45.3500












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON
    THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.






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